Section 906 Certifications

I, Charles E. Porter, a Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: November 23, 2005 /s/ Charles E. Porter Charles E. Porter Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, a Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: November 23, 2005 /s/ Steven D. Krichmar Steven D. Krichmar Principal Financial Officer

Attachment A

N-CSR

Period (s) ended September 30, 2005

054	Putnam High Yield Municipal Trust

074	Putnam Master Intermediate Income Trust

027	Putnam California Tax Exempt Income Fund

033	Putnam American Government Income Fund

011	Putnam Tax Exempt Income Fund

539	Putnam International New Opportunities Fund

032	Putnam US Government Income Trust

010	Putnam Money Market Fund

062	Putnam Tax Exempt Money Market Fund

23T     Putnam Prime Money Market Fund

075	Putnam Diversified Income Trust

259	Putnam Asset Allocation: Conservative Portfolio

250	Putnam Asset Allocation: Growth Portfolio

264	Putnam Asset Allocation: Balanced Portfolio

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